CERTIFICATION

Re:           BANK 2022-BNK41, Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2022 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK 2022-BNK41 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wilmington Trust, National Association, as Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         National Cooperative Bank, N.A., as NCB Master Servicer

•         Rialto Capital Advisors, LLC, as Special Servicer

•         National Cooperative Bank, N.A., as NCB Special Servicer

•         Pentalpha Surveillance LLC, as Operating Advisor

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the MSC 2022-L8 securitization, pursuant to which the following mortgage loans were serviced by such party: Constitution Center (from 5/5/22 to 12/31/22), ExchangeRight Net Leased Portfolio #54 (from 5/5/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Life Science Office Portfolio (from 5/5/22 to 12/31/22), UCI Research Park Phases 12 & 13 (from 5/5/22 to 12/31/22, Silver Sands Premium Outlets (from 5/5/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Life Science Office Portfolio (from 5/5/22 to 12/31/22), UCI Research Park Phases 12 & 13 (from 5/5/22 to 12/31/22, Silver Sands Premium Outlets (from 5/5/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 5/5/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 5/5/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2022-JS2 securitization, pursuant to which the following mortgage loans were serviced by such party: Journal Squared Tower 2 (from 5/5/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the WFCM 2022-JS2 securitization, pursuant to which the following mortgage loans were serviced by such party: Journal Squared Tower 2 (from 5/5/22 to 12/31/22)

•         LNR Partners, LLC, as Special Servicer under the MSC 2022-L8 securitization, pursuant to which the following mortgage loans were serviced by such party: Constitution Center (from 5/5/22 to 12/31/22), ExchangeRight Net Leased Portfolio #54 (from 5/5/22 to 12/31/22)

•         CWCapital Asset Management LLC, as Special Servicer under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Life Science Office Portfolio (from 5/5/22 to 12/31/22), UCI Research Park Phases 12 & 13 (from 5/5/22 to 12/31/22, Silver Sands Premium Outlets (from 5/5/22 to 12/31/22)

•         Situs Holdings, LLC, as Special Servicer under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 5/5/22 to 12/31/22)

•         LNR Partners, LLC, as Special Servicer under the Benchmark 2022-B34 securitization, pursuant to which the following mortgage loans were serviced by such party: Shearer's Industrial Portfolio (from 5/5/22 to 5/11/22)

•         Situs Holdings, LLC, as Special Servicer under the WFCM 2022-JS2 securitization, pursuant to which the following mortgage loans were serviced by such party: Journal Squared Tower 2 (from 5/5/22 to 12/31/22)

•         Situs Holdings, LLC, as Special Servicer under the ILPT 2022-LPFX securitization, pursuant to which the following mortgage loans were serviced by such party: ILPT Logistics Portfolio (from 5/5/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the MSC 2022-L8 securitization, pursuant to which the following mortgage loans were serviced by such party: Constitution Center (from 5/5/22 to 12/31/22), ExchangeRight Net Leased Portfolio #54 (from 5/5/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the BANK 2022-BNK40 securitization, pursuant to which the following mortgage loans were serviced by such party: Life Science Office Portfolio (from 5/5/22 to 12/31/22), UCI Research Park Phases 12 & 13 (from 5/5/22 to 12/31/22, Silver Sands Premium Outlets (from 5/5/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the BXP 2021-601L securitization, pursuant to which the following mortgage loans were serviced by such party: 601 Lexington Avenue (from 5/5/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2022-B34 securitization, pursuant to which the following mortgage loans were serviced by such party: Shearer's Industrial Portfolio (from 5/5/22 to 5/11/22)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2022-B35 securitization, pursuant to which the following mortgage loans were serviced by such party: Shearer's Industrial Portfolio (from 5/12/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the WFCM 2022-JS2 securitization, pursuant to which the following mortgage loans were serviced by such party: Journal Squared Tower 2 (from 5/5/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Custodian under the ILPT 2022-LPFX securitization, pursuant to which the following mortgage loans were serviced by such party: ILPT Logistics Portfolio (from 5/5/22 to 12/31/22)

Date:  March 29, 2023

By /s/ Jane Lam

     Name: Jane Lam

     Title: President